Exhibit 10.3

SECOND AMENDMENT TO THE

KEYES ETHANOL AND CORN TANK LEASE

This Second Amendment to the Keyes Ethanol and Corn Tank Lease (this “Amendment”) is entered into on this 25th day of May, 2023 (the “Effective Date”), by and between J.D. Heiskell Holdings, LLC, a California limited liability company d.b.a. J.D. Heiskell & Co. (“Lessee”) and Aemetis Advanced Fuel Keyes, Inc., a Delaware corporation (formerly known as AE Advanced Fuels Keyes, Inc.) (“Lessor”), Lessor and Lessee together referred to as the “Parties”.

RECITALS

A.	The Parties entered into a certain Keyes Ethanol and Corn Tank Lease on or about March 9, 2011, which was amended by the First Amendment on May 13, 2020 (the “Lease”);

B.	Whereas, the Parties wish to amend the Lease by executing this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:

1.	Definitions and Interpretations. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.	Change of Lease Name. As of the Effective Date, the Lease shall be renamed the “Keyes Ethanol and Corn Tank Lease”.

3.	Addition of Section 1. (ii). As of the Effective Date, Section 1. (ii) is hereby added in its entirety with the following:

1(ii)          the 1 million gallon denatured ethanol storage tank located on Lessor’s Plant as such denatured ethanol storage tank is more specifically identified in Exhibit A attached hereto (the “Denatured Ethanol Storage Tank”);

4.	Addition of Section 1. (iv). As of the Effective Date, Section 1. (iv) is hereby added in its entirety with the following:

1(iv)          the 200 proof ethanol day tank, located on Lessor’s Plant as such 200 proof ethanol day tank is more specifically identified in Exhibit A attached hereto (the “200 Proof Ethanol Day Tank”) (as to the Corn Day Bin, the Denatured Ethanol Storage Tank, and the Syrup Tanks, and the 200 Proof Ethanol Day Tank, collectively, the “Tanks”).

5.

Reordering of existing Section 1(ii) through Section 1(iii). As of the end of the business day on the Effective Date, the existing subsections in Section 1 will be ordered to reflect the additions above.

6.	Amendment of Section 3. As of the Effective Date, Section 3 is hereby deleted in its entirety and replacing it with the following:

3.	Rent. Lessee agrees to pay Lessor annual rent payable in advance on the fifteenth day of each year as follows: $10.00 per year, receipt of which is hereby acknowledged.

7.	Amendment of Section 4(b). As of the Effective Date, Section 4(b) is hereby deleted in its entirety and replacing it with the following:

(b) Lessor and Lessee hereby acknowledge and agree that any and all personal property, including any grain, contained in the Tanks is, and at all times while this Agreement is in effect shall be, the property of Lessee. At all times during this Lease, Lessee shall have complete control over the contents of the Tanks and the shut off access switches or valves to the Tanks. Except during the continuance of any emergency threatening harm to property or person, or outside the realm of normal plant operations, Lessor, anyone else on behalf of Lessor, or any of its agents or employees shall not remove or unload any contents thereof without Lessee's knowledge and written approval or at any time during which or after Lessee has shut off the access switches or valves to the Tanks or has notified Lessor that subsequent removal is prohibited. Under no circumstance shall Lessor, anyone else on behalf of Lessor, or any of its agents or employees remove any grain or other property from the Tanks except under the control of Lessee in accordance with this Section 4(b);

8.

Failure to Execute Other Amendments. It is the intent of the Parties to amend the Lease in conjunction with amendments to a certain Second Amended and Restated Heiskell Purchasing Agreement (the “Purchasing Agreement”) and a certain Second Amended and restated Corn Procurement and Working Capital Agreement (the “Procurement Agreement”). Should the Parties fail to execute the amendments to the Purchasing Agreement and Procurement Agreement, this Amendment shall be terminated.

9.	General Representations and Warranties of Parties. Each party hereby represents and warrants the following as of the date hereof:

a.	Organization and Existence. It has been duly organized, is validly existing and is in good standing under the laws of its state of formation.

b.

Power of Authority. It has the power and authority to execute, deliver and perform its obligations under this Amendment and has taken all action necessary to authorize it to execute and deliver this Amendment and perform its obligations hereunder.

c.

Binding Effect. This Amendment, when executed and delivered, will constitute the valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

10.	Miscellaneous Provisions

a.

Affirmation of Lease. On and after the Effective Date hereof, each reference in the Lease to “this Lease,” “hereunder,” “hereof,” or words of like import referring to the Lease shall mean and be a reference to the Lease as amended hereby. Except as specifically amended hereby, the Lease shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b.	Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

c.

Governing Law. This Amendment is and shall be governed by, and shall be construed and interpreted in accordance with LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

d.

Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. To evidence its execution of an original counterpart of this Amendment, a party may deliver via facsimile or pdf transmission a copy of its original executed counterpart signature page to the other party, and such transmission shall constitute delivery of an original, executed copy of this Amendment to the receiving party for purposes of determining execution and effectiveness of this Amendment. Notwithstanding the foregoing, any party delivering such counterpart signature by facsimile or pdf transmission agrees to provide an original executed signature page to the receiving party by express delivery promptly upon request thereof.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the Effective Date.

J.D. HEISKELL HOLDINGS, LLC

By: __/s/ Aaron J. Reid___________________________

Name: _Aaron J. Reid_____________________________

Title: _President and Chief Operating Officer __

AEMETIS ADVANCED FUEL KEYES, INC.

By: __s/s Eric  A. McAfee_________________

Name: ___Eric  A. McAfee________________

Title: _____Chief Executive Officer______